As filed with the Securities and Exchange
                Commission on September 13, 1996

                                    Registration No. 333-________
                                 ----------------
                       -------------------

               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549
                       ------------------

                            FORM S-8
                  REGISTRATION STATEMENT UNDER
                   THE SECURITIES ACT OF 1933

                         THE KROGER CO.
     ----------------------------------------------------
     (Exact name of registrant as specified in its charter)

            Ohio                             31-0345740
- -------------------------------         ----------------
(State or other jurisdiction of         (I.R.S. Employer
incorporation or organization)          Identification No.)

   1014 Vine Street, Cincinnati, Ohio          45202
- ---------------------------------------      ---------
(Address of Principal Executive Offices)     (Zip Code)


                     Dillon Companies, Inc.
           Employees' Stock Ownership and Savings Plan
                      (Full title of Plan)

                         Paul W. Heldman
          Vice President, Secretary and General Counsel
                         The Kroger Co.
                        1014 Vine Street
                     Cincinnati, Ohio  45202
             -----------------------------------
             (Name and address of agent for service)

                         (513) 762-4000
          ------------------------------------------
  (Telephone number, including area code, of agent for service)

                 CALCULATION OF REGISTRATION FEE


- --------------------------------------------------------------------------
                              Proposed         Proposed
                              Maximum          Maximum
Title Of         Amount       Offering         Aggregate      Amount of
Securities To    To be        Price            Offering       Registration
Be Registered    Registered   Per Share<F1>    Price<F1>      Fee



Common Stock     2,000,000    $42.1875         $84,375,000    $29,094.83
$1 Par Value     shares<F2>

Common Stock
Purchase Rights  <F3>         <F3>             <F3>           <F3>
- ------------------------------------

[FN]
<F1> Estimated solely for the purpose of calculating the
     registration fee pursuant to Securities Act Rule 457(c), on the basis of the average of the high and low sale prices of the Registrant's Common Stock on the New York Stock Exchange on September 6, 1996, which date is within 5 business days prior to the date of the filing of this Registration Statement, as reported by The Wall Street
                                            ---------------
     Journal.
     -------
(2) Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of plan interests to be offered or sold pursuant to the employee benefit plan described herein.

(3) Common Stock Purchase Rights will be issued in a number equal to the shares of Common Stock to be issued for no additional consideration and therefore no registration fee is required. Prior to the occurrence of certain events, the Common Stock Purchase Rights will not be exercisable or evidenced separately from the Common Stock.


                  ----------------------------

                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


The Registrant is registering additional securities under the Plan covered hereby for which a Registration Statement on Form S-8, bearing Registration No. 33-29405, currently is effective, and therefore, pursuant to General Instruction E. of Form S-8, the Registrant elects to incorporate by reference the contents of such Registration Statement which constitute information required in the Registration Statement.

                           SIGNATURES
                          ----------

     The Registrant.  Pursuant to the requirements of the
     --------------
Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on September 12, 1996.

                              THE KROGER CO.


                              By    *
                                   ---------------------
                                   Joseph A. Pichler, Chairman
                                   of the Board of Directors
                                   and Chief Executive Officer



     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on September 12, 1996.


Signature                     Title
- ---------                     ------

  *                           Group Vice President and
- ------------------            Chief Financial Officer
W. Rodney McMullen            (principal financial officer)

  *                           Vice President and
- --------------------          Corporate Controller
J. Michael Schlotman          (principal accounting
                              officer)

  *                           Chairman of the Board of
- ---------------------         Directors and Chief Executive
Joseph A. Pichler             Officer
                              (principal executive officer)

  *                           President, Chief Operating
- ---------------------         Officer and Director
David B. Dillon

  *                           Director
- ---------------------
Reuben V. Anderson

  *                           Director
- ---------------------
Raymond B. Carey, Jr.

  *                           Director
- ---------------------
John L. Clendenin

                              Director
- ----------------------
Richard W. Dillon

  *                           Director
- ----------------------
John T. LaMacchia

  *                           Director
- ----------------------
Edward M. Liddy

  *                           Director
- ----------------------
Patricia Shontz Longe

  *                           Director
- ----------------------
T. Ballard Morton, Jr.

  *                           Director
- ----------------------
Thomas H. O'Leary

                              Director
- -----------------------
John D. Ong

  *                           Director
- ------------------------
Katherine D. Ortega

  *                           Director
- ------------------------
Martha Romayne Seger

  *                           Director
- ------------------------
James D. Woods

*By (Bruce M. Gack)
    --------------------
    Bruce M. Gack
    Attorney-in-fact

                        INDEX OF EXHIBITS
                       -----------------



Exhibit 5.1 Opinion of Paul W. Heldman, Esquire, including his consent. Filed herewith.

Exhibit 5.2    IRS Determination Letter.  Filed herewith.

Exhibit 23.1   Consent of Coopers & Lybrand, LLP, Independent
               Certified Public Accountants.  Filed herewith.

Exhibit 23.2 Consent of Paul W. Heldman, Esquire. Contained in the opinion filed as Exhibit 5 hereto.

Exhibit 24 Powers of Attorney of certain officers and directors of Kroger. Filed herewith.